UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (203) 252-5900

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in filings of Patriot National Bancorp, Inc. (the “Company”), in connection with the Company’s $57.75 million private placement completed on March 20, 2025, its amendment to the 8.5% Fixed Rate Senior Notes Due 2026 (the “Amended Senior Notes”), as filed as Exhibits 10.4 and 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, became effective. Pursuant to the Amended Senior Notes, the holders thereof may elect to voluntarily convert any amount of remaining outstanding principal and/or accrued interest on the Amended Senior Notes into shares of common stock of the Company, par value $0.01 per share (“Common Stock”), at the conversion price of $0.75 per share.

On July 25, 2025, Unity Bancorp Inc. (“Unity”) provided the Company with formal notice of its desire to convert 100% of its outstanding principal balance and accrued unpaid interest of its Amended Senior Note (the “Unity Note”), in an aggregate amount of $2,005,026.88, into 2,673,369 shares of Common Stock at $0.75 per share (the “Unity Transaction”). On July 26, 2025, American Bank Incorporated (“AmBank”) provided the Company with formal notice of its desire to convert 100% of its outstanding principal balance and accrued unpaid interest of its Amended Senior Note (the “AmBank Note”), in an aggregate amount of $803,443.34, into of 1,071,258 shares of Common Stock at $0.75 per share (the “AmBank Transaction”).

On July 30, 2025, the board of directors of the Company (the “Board”) approved the Unity Transaction and the AmBank Transaction, and the respective securities purchase agreements in connection therewith (each, the “Unity SPA” and “AmBank SPA”).

The foregoing description of the Unity SPA and AmBank SPA do not purport to be complete and are qualified in their entirety by reference to the full text of the Unity SPA and AmBank SPA, which are filed as Exhibit 10.1 and 10.2 to this Current Report on 8-K, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The securities discussed in this Current Report on Form 8-K were issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each purchaser of the securities represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K dated July 2, 2025, in the Company’s Annual Meeting held on June 26, 2025, Carlos Salas and Mario De Tomasi were elected to serve as directors of the Company, subject to the Company’s receipt of the non-objection from the Board of Governors of the Federal Reserve System. The Federal Reserve Bank of New York has issued letters stating its Non-Objections to Mr. Salas serving as a director and Chief Financial Officer of the Company, and to Mr. De Tomasi serving as a director of the Company. In addition, the Office of Comptroller of the Currency also issued letters stating its Non-Objections to Mr. Salas serving as a director and Chief Financial Officer of Patriot Bank, National Association, a wholly owned subsidiary of the Company (the “Bank”) and Mr. De Tomasi serving as a director of the Bank.

Appointment of Carlos Salas

On July 30, 2025, the Board approved the appointment of Mr. Salas as a director, the Executive Vice President, and the Chief Financial Officer of the Company, effective as of July 30, 2025. On the same date, Mr. Salas was also appointed as a director and Chief Financial Officer of the Bank.

Mr. Salas, age 53, has almost three decades of experience in finance, law, and executive leadership, specializing in building financial services and operating businesses. Since 2019, Mr. Salas has served as President and a member of the board of directors of The Change Company, an investment holding company operating lending and capital markets businesses focused on serving underbanked borrowers, and as Chairman of its subsidiary mortgage lender, Change Lending LLC. Mr. Salas has also led certain of The Change Company subsidiaries as Chief Executive Officer, including Change Lending, LLC from 2021 to April 2025. From 2012 to 2019, Mr. Salas served as President and Chief Executive Officer of a national securities clearing firm, Axos Clearing LLC (previously COR Clearing LLC), and Chief Financial Officer of its parent company until their successful sale to Axos Financial, LLC. In 2016 and 2017, Mr. Salas served as Executive Vice President and Chief of Staff of Banc of California, Inc. (NYSE: BANC) and its subsidiary bank. From 2004 to 2010, Mr. Salas was a co-founder of Dolphin Advisors, L.L.C., which managed a private-equity investment fund focused on middle-market opportunities, and served on various public boards of directors of its portfolio companies. Before joining Dolphin Advisors, Mr. Salas was an investment banker with Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) and, after their merger, Credit Suisse First Boston in their Los Angeles offices. Prior to joining DLJ, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York. Mr. Salas earned his Bachelor of Arts degree from NYU and his Juris Doctor from University of Chicago Law School.

The Company entered into an employment agreement with Mr. Salas (the “Salas Employment Agreement”), pursuant to which: (i) Mr. Salas will serve as the Chief Financial Officer (having received all required regulatory non-objections) until April 30, 2028, subject to automatic renewal of additional two years, unless terminated earlier; (ii) Mr. Salas shall receive an annual base salary of no less than $250,000 and be eligible for an annual bonus in the form of an award in cash and/or under the Company’s 2025 Omnibus Stock Incentive Plan, based on the attainment of performance objectives determined and established by the Compensation Committee of the Board in consultation with Mr. Salas, with an annual base target of at least 50% of the annual base salary; and (iii) discretionary performance bonus payments based on the achievement of performance objectives that may be provided by the Board from time to time.

Mr. Salas will receive an initial equity award of 1,000,000 restricted stock units with a three-year vesting schedule (the “Initial Equity Award”), and after the end of each calendar year an annual equity award (the “Annual Equity Award”) equal to 0.5% multiplied by the number of outstanding shares of Common Stock of the Company as of the most recent year end minus the greater of (A) the amount of Common Stock previously issued to Mr. Salas in connection with his Initial Equity Award and Annual Equity Awards and (B) 100,000,000 shares of Common Stock. The foregoing description of the Salas Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Salas Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3, and incorporated by reference herein.

Appointment of Mario De Tomasi

On July 30, 2025, the Board approved the appointment of Mr. De Tomasi as a director, effective as of July 30, 2025. On the same date, Mr. De Tomasi was also appointed as a director of the Bank.

Mario De Tomasi, age 65, is a distinguished financial executive and entrepreneur with over 25 years of experience in mortgage finance, and capital markets. Throughout his career, he has consistently demonstrated exceptional leadership in driving innovation, operational excellence, and strategic growth across the financial services industry. Mr. De Tomasi’s professional journey began at GE Capital, where he served as Vice President before advancing to Executive Vice President at Clear Channel Communications in 1996. His entrepreneurial vision led him to co-found several successful ventures, including Eloan Equity Connect in 2006, which became the industry leader in online home equity lending. In 2009, Mr. De Tomasi co-founded Commerce Home Mortgage as an affiliate of Redding Bank of Commerce, initially serving as Chief Financial Officer. He later led the successful buyout of Commerce Home Mortgage in 2012, assuming the role of Chief Executive Officer and expanding operations nationwide. Mr. De Tomasi guided the company through its successful acquisition by The Change Company, a U.S. Treasury-certified Community Development Financial Institution (CDFI), in 2022, which has established a reputation for excellence in serving underserved communities and promoting sustainable homeownership. Mr. De Tomasi has been serving on the board of directors of The Change Company since 2018. Mr. De Tomasi also co-founded Street-Smart Valuations, an innovative technology-driven real estate valuation firm serving institutional investors which is now owned by The Change Company. He continues to leverage his expertise in ventures that integrate finance, technology, and social responsibility. Mr. De Tomasi is a graduate of Saint Mary’s College of California in Moraga with a Bachelor’s degree in management.

Item 9.01. Financial Statements and Exhibits.

10.1	Securities Purchase Agreement dated July 26, 2025, by and between the Company and Unity Bancorp Inc.
10.2	Securities Purchase Agreement dated July 26, 2025, by and between the Company and American Bank Incorporated
10.3	Employment Agreement dated April 30, 2025 with Carlos Salas
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National Bancorp, Inc.

August 5, 2025	By:	/s/ Carlos P. Salas
Name: Carlos P. Salas
Title: Chief Financial Officer